UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2008

PERCEPTRON, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

47827 Halyard Drive, Plymouth, MI		48170-2461
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (734) 414-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 14, 2008, Perceptron, Inc. (the “Company”) issued its financial and operating results for the second quarter ended December 31, 2007. Second quarter results for fiscal 2008 included a $2.6 million non-operating impairment charge related to an auction rate security investment the Company holds that has become illiquid as a result of continued uncertainties in the credit markets.

During the Company’s quarterly conference call with shareholders on February 14, 2008, a question was asked as to what the Company’s earnings would have been without the non-operating impairment charge. The Company has prepared the following analysis, which has not been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”), in order to provide this information to its shareholders and to provide a reconciliation to U.S. GAAP.

Without the impairment charge relating to this investment and with entries for profit sharing and taxes that would have been recorded, the net loss for the second quarter of fiscal 2008 of $188,000, or $0.02 per basic and diluted share, would have been net income of $1,278,000, or $0.15 per basic share and $0.14 per diluted share. The following table reconciles the Company’s net loss in accordance with U.S. GAAP for the second quarter of fiscal 2008 to the non-U.S. GAAP measure of net income set forth above.

PERCEPTRON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
Reconciliation of Non-U.S. GAAP Statements of Income with U.S. GAAP
(UNAUDITED)

	Three Months Ended
	December 31, 2007
	In Accordance	Non-U.S. GAAP		Non-U.S. GAAP,
(In Thousands, Except Per Share Amounts)	with U.S. GAAP	Adjustment		Before Impairment

Net Sales	$19,117	$-		$19,117

Cost of Sales	10,276	84	(1)	10,360
Gross Profit	8,841			8,757

Operating Expenses
Selling, general and administrative	4,609	210	(1)	4,819
Engineering, research and development	2,202	99	(1)	2,301
Total operating expenses	6,811	309		7,120

Operating Income (Loss)	2,030	(393)		1,637

Other Income and (Expenses)
Interest income, net	329	-		329
Foreign currency gain (loss)	50	-		50
Impairment on long-term investment	(2,614)	2,614	(2)	-
Other	5	-		5
Total other income (expenses)	(2,230)	2,614		384

Income (Loss) Before Income Taxes	(200)	2,221		2,021

Income Tax Expense (Benefit)	(12)	755	(3)	743

Net Income (Loss)	$(188)	$1,466		$1,278

Earnings (Loss) Per Common Share
Basic	($0.02)	$0.17		$0.15
Diluted	($0.02)	$0.16		$0.14

Weighted Average Common Shares Outstanding
Basic	8,405	8,405		8,405
Dilutive effect of stock options	-	604		604
Diluted	8,405	9,009		9,009

(1)	Adjustments to reflect reduced state taxes and employee profit sharing payments as a result of the Impairment charge.
(2)	Adjustment to reflect the reversal of the Impairment charge.
(3)	Adjustments to reflect the U.S. income tax impact of the non-U.S. GAAP adjustments.

The presentation of this non-U.S. GAAP financial information permits investors to understand what the Company’s results of operations for the second quarter of fiscal 2008 would have been, without the impact of the non-operating impairment related charge and with the entries as set forth above. Such information shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC. (Registrant)

Date: February 15, 2008	/s/ John H. Lowry, III
By: John H. Lowry, III Title: Chief Financial Officer